Exhibit 15.1

Dacheng Law Offices LLP (Wuhan) 32-33/F, Tower T5, Yuexiu International Financial Center, 1 Jingwu Road, Jianghan District, Wuhan, Hubei Province, China

Date: April 23, 2026

Aesthetic Medical International Holdings Group Limited

1122 Nanshan Boulevard,

Nanshan District, Shenzhen,

Guangdong Province, China 518052

Dear Sirs/Madams,

We hereby consent to the reference to our firm in Aesthetic Medical International Holdings Group Limited’s annual report on Form 20-F for the fiscal year ended December 31, 2025, which will be filed by Aesthetic Medical International Holdings Group Limited in April 2026 with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and further consent to the incorporation by reference of the summaries of our opinions that appear in the annual report on Form 20-F into the Registration Statements (No. 333-237835) on Form S-8 and Form F-3 (No. 333-265667).

In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours sincerely,

/s/ Dacheng Law Offices LLP (Wuhan)
DACHENG LAW OFFICES LLP (WUHAN)